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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                         -----------------------


                                 FORM 8-K


                         -----------------------

                               CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 26, 1997





                       SOLIGEN TECHNOLOGIES, INC.

         (exact name or registrant as specified in its charter)



         Wyoming                    1-12694                95-4440838
 (State or other jurisdiction  (Commission File  (I.R.S. Employer Identification
incorporation ororganization)      Number)                    No.)



               19408 Londelius St., Northridge, California 91324
                    (Address of principal executive offices)




Registrant's telephone number, including area code: 818-718-1221




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                            SOLIGEN TECHNOLOGIES
                                  FORM 8-K



ITEM 5. OTHER EVENTS.

In its most recent periodic reports filed pursuant to the Securities Exchange Act of 1934, the registrant, Soligen Technologies, Inc., (the "Company") disclosed that unless additional financing was obtained, the Company did not expect its current cash reserves to be adequate beyond June 30, 1997.

Based upon current cash availability, the Company expects its cash reserves to be adequate through September 30, 1997.

In order to increase the availability of funds for operations beyond September 30, 1997, the Company is currently pursuing two external sources of cash: (1) funding from a tender offer to exercise existing warrants at a reduced exercise price (as described in Schedule 13E-4 and Form 8-K filed with the Commission on May 16, 1997) and (2) a working capital line of credit to be obtained from a commercial lender. The tender offer will expire at the close of business on June 30, 1997. The Company is engaged in discussions with a lender to obtain working capital financing and expects to receive loan committee action within the next 10 days.

If successful, the above described efforts to obtain additional financing will have a material effect on the Company's liquidity and financial condition. In order to avoid unreasonable legal, audit and internal expenses associated with the completion of the year end audit for the fiscal year ended March 31, 1997, the Company expects to delay the filing of its Form 10-KSB for the year ended March 31, 1997. When the results of these financing efforts are known, the results can be reflected in the audit report and the accompanying notes to its audited financial statements to be filed as part of Form 10-KSB. If filing of the Form 10-KSB is delayed, the Company will file 12b-25, Notification of Late Filing. It is anticipated the Form 10-KSB will be filed as soon as the results of these financing efforts are known but, in any event, no later than July 15, 1997.

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                                 SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 26, 1997                         SOLIGEN TECHNOLOGIES, INC.





                                      By: /s/ Yehoram Uziel
                                         -------------------------------
                                       Yehoram Uziel, President, Chief
                                       Executive Officer and Chairman of the
                                       Board of Directors